SMITH BARNEY MASSACHUSETTS MUNICIPALS FUND


Sub-Item 77c

Registrant incorporates by reference Registrant's Supplement dated December 1, 2005 to the Prospectus and Statement of Additional
Information filed on DECEMBER 2, 2005.
(Accession No. 0001193125-05-235719)